Exhibit 7.4

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

The undersigned hereby agree, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that a Joint Schedule 13D or Schedule 13G and any amendment thereto be filed on behalf of each signatory to this Joint Filing Agreement and Power of Attorney, in respect of common shares of Arhaus, Inc., a Delaware corporation (the “Company”).

Know all by these presents, that the undersigned hereby constitute and appoint each of Suzanne Hanselman, Charlotte Pasiadis and Tess Wafelbakker, signing singly, the undersigned’s true and lawful attorney-in-fact to:

execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of common shares of the Company, reports to the United States Securities and Exchange Commission (the “SEC”) on Form ID, Schedule 13D and Schedule 13G, as applicable, and any amendments thereto in accordance with the Exchange Act and the rules thereunder (the “Schedules”); and

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form ID, the Schedules, complete and execute any amendment or amendments thereto, and timely file such Schedules with the SEC and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Schedules with respect to the undersigned’s beneficial ownership of the Company’s common shares, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature page follows]

Date: November 15, 2021

2018 REED DYNASTY TRUST U/A/D DECEMBER 24, 2018

By:	/s/ Albert T. Adams
Albert T. Adams, Trustee

By:	/s/ William T. Beargie
William T. Beargie, Trustee

By:	/s/ Albert T. Adams
Albert T. Adams

By:	/s/ William T. Beargie
William T. Beargie